SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):

                                December 01,2002

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                               AURA SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


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            Delaware                   0-17249           95-4106894
  (State or Other Jurisdiction       (Commission      (I.R.S. Employer
of Incorporation or Organization)   File Number)     Identification No.)



               2335 Alaska Avenue
          El Segundo, California                          90245
(Address of Principal Executive Offices)               (Zip Code)



                                 (310) 643-5300
              (Registrant's Telephone Number, Including Area Code)




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         (Former Name or Former Address, if Changed Since Last Report.)




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         ITEM 2.  Disposition of Assets.


     On December 1, 2002, Aura Systems, Inc. (the "Company") consummated the initial closing under an Agreement for Sale and Leaseback, (together with the agreements contemplated thereby, the "Agreement") with a group of individuals (the "Purchasers") pursuant to which the Company agreed to sell its Aura Realty, Inc. ("Aura Realty") subsidiary to Purchasers and enter into a new 10-year lease of the properties owned by Aura Realty (the "Lease"). Investors are encouraged to read the Agreement, attached as an Exhibit 10.33 hereto, in its entirety. Aura Realty is a wholly-owned subsidiary of the Company whose sole assets consist of certain real properties currently occupied by the Company as its headquarter facilities in El Segundo, California (the "Properties"). Clifford Chance U.S. LLP represented the Company as its outside counsel in the transaction.


     The Agreement provides for the $7,350,000 purchase price for the Aura Realty stock, arrived at in arm's length negotiations, to be partially funded by Purchasers' assumption or refinancing of the current mortgage note secured by the Properties. Net of the principal balance of this mortgage note of approximately $5,083,000, certain security deposits and prepayments totaling $564,000, the partial payment of past due amounts owed to certain of the individual purchasers, as described below, of approximately $135,000 and Purchasers' fees of $105,000, the Company received approximately $1,463,000. $878,750 of this amount was advanced to the Company by the Purchasers prior to the December 1, 2002 closing under the Agreement.



     At  the  December  1,  2002  closing  under  the  Agreement,   the  Company
transferred 49.9% of its stock in Aura Realty to Purchasers, delivered a $1,000,000 note payable to Purchasers and granted Purchasers a security interest in one of the Company's note receivables to secure certain aspects of its performance under the Agreement and the Lease. A second closing will occur after the current mortgage note holder consents to transfer of the stock to Purchasers and execution of the Lease. At that time, the Company will deliver its remaining Aura Realty stock to Purchasers in exchange for the return and cancellation of the Company's $1,000,000 note payable. If the current mortgage note holder does not consent to the transfer of the stock to Purchasers and execution of the Lease , Purchasers will obtain a substitute mortgage note through a refinancing. In the event that such a refinancing is required, the Company would be required to pay certain additional costs.



     The Lease is Triple Net and requires the Company to make monthly rental payments of $81,806.50 per month.



     The Purchasers also received warrants to purchase 15,000,000 shares of common stock of the Company within five years from December 1, 2002 at exercise prices ranging from $0.15 per share in the first 24 months to $0.25 per share in the last 24 months. Further, the Purchasers subscribed to purchase and paid for 21,366,347 of the Company's common shares for $1,493,000 at an average price of $0.07 per share. The Company has agreed to file a registration statement with the Securities and Exchange Commission within 60 days of acceptance of the subscription agreement and will be required to issue up to 1,300,000 additional shares to the Purchasers if it fails to do so.



     Of the sixteen Purchasers, five are current consultants to the Company and members of the Company's former management who separated from the Company at the end of February, 2002 (the "Consultants"). A fee of $50,000 was paid by the Company to the Consultants in connection with the Agreement. The Company also paid to the Consultants approximately $135,000 from the funds it received at closing representing a portion of unpaid consulting fees contractually due to the Consultants at December 1, 2002.

     Item 7. Financial Statements and Exhibits



     (b) The pro forma financial information required by this Item shall be filed by amendment to this report not later than 60 days from the date hereof.



     (c) Exhibits

          10.33.1. Agreement for Sale and Leaseback dated as of December 1, 2002


          10.33.2. Lease Agreement dated as of December 1, 2002


          10.33.3. Additional Security Agreement dated as of December 1, 2002


          10.33.4  Form of Subscription Agreement


          10.33.4. Pledge Agreement dated as of December 1, 2002


          10.33.5. Promissory Note dated as of December 1, 2002


          10.33.6  Form of Warrant and appendix 1











                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  AURA SYSTEMS, INC.


         Date:  December 13, 2002      By:  /s/ Neal F. Meehan
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                                                         Neal F. Meehan
                                                         Chairman and
                                                         Chief Executive Officer


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